Exhibit 3.307

CERTIFICATE OF FORMATION

OF

VISTA BROADBAND COMMUNICATIONS, LLC

The undersigned, desiring to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), hereby certifies as follows:

FIRST. The name of the limited liability company is Vista Broadband Communications, LLC (the “LLC”)

SECOND. The name and address of the registered agent for service of process on the LLC in the state of Delaware is The Corporation Trust Company, c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation, as of the 18th Day of February, 1998.

/s/ Stephanie Wexler Coutu
Stephanie Wexler Coutu

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

VISTA BROADBAND COMMUNICATIONS, LLC

VISTA BROADBAND COMMUNICATIONS, LLC a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 19th day of November, 1999.

/s/ Marcy Lifton
Name:	Marcy Lifton
Authorized Person